Exhibit 99.1

Annaly Capital Management, Inc. Reports 2nd Quarter 2008 Core EPS of $0.60, an Increase of 114% from Prior Year and 18% from Prior Quarter

NEW YORK--(BUSINESS WIRE)--July 30, 2008--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended June 30, 2008 of $305.2 million or $0.60 per average share available to common shareholders as compared to Core Earnings of $79.1 million or $0.28 per average share available to common shareholders for the quarter ended June 30, 2007, and Core Earnings of $233.6 million or $0.51 per average share available to common shareholders for the quarter ended March 31, 2008. “Core Earnings” represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses and gains or losses on sales of securities and termination of interest rate swaps. On a GAAP basis, net income for the quarter ended June 30, 2008 was $308.0 million or $0.60 basic net income per average share available to common shareholders, as compared to net income of $85.7 million or $0.30 basic net income per average share available to common shareholders for the quarter ended June 30, 2007, and net income of $243.0 million or $0.54 basic net income per average share available to common shareholders for the quarter ended March 31, 2008.

During the quarter ended June 30, 2008, the Company sold $2.1 billion of Mortgage-Backed Securities, resulting in a realized gain of $2.8 million. During the quarter ended June 30, 2007, the Company sold $1.4 billion of Mortgage-Backed Securities, resulting in a realized gain of $7.3 million. During the quarter ended March 31, 2008, the Company sold $4.1 billion of Mortgage-Backed Securities, resulting in a realized gain of $9.4 million.

Common dividends declared for the quarter ended June 30, 2008 were $0.55 per share, as compared to $0.24 per share for the quarter ended June 30, 2007 and $0.48 per share for the quarter ended March 31, 2008. The annualized dividend yield on the Company’s common stock for the quarter ended June 30, 2008, based on the June 30, 2008 closing price of $15.51, was 14.18%. On a Core Earnings basis, the Company provided an annualized return on average equity of 17.88% for the quarter ended June 30, 2008, as compared to 9.68% for the quarter ended June 30, 2007 and 16.01% for the quarter ended March 31, 2008. On a GAAP basis, the Company provided an annualized return on average equity of 18.04% for the quarter ended June 30, 2008, as compared to 10.49% for the quarter ended June 30, 2007, and 16.66% for the quarter ended March 31, 2008.

During the quarter ended June 30, 2008, the Company completed a public offering of 69,000,000 shares of common stock. The estimated net proceeds of the offering, including the exercise of the underwriters’ over-allotment option, were approximately $1.1 billion, net of offering expenses.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the quarter’s results. “The historic events of the first quarter of 2008 have given way to quieter but still-volatile conditions in the second quarter. Policymakers continue to have their hands full—managing not only a slowing economy but also the uncertainty over inflation expectations and the risks of severe financial market instability. Most recently, Congress passed legislation to support the GSEs and the activities in which they engage pursuant to their charters. The result has been a challenging quarter across the spectrum of asset classes. Nevertheless, market conditions for Annaly are fundamentally positive, with our cost of financing remaining low, prepayment speeds remaining slow and mortgage spreads remaining wide. I am pleased with our team’s ability to navigate our portfolio in this environment and to demonstrate the long-term value of our investment strategy. I believe the capital raise during the quarter positions us well to capitalize on market opportunities going forward for the benefit of shareholders.”

For the quarter ended June 30, 2008, the annualized yield on average earning assets was 5.50% and the annualized cost of funds on the average repurchase balance was 3.51%, which results in an interest rate spread of 1.99%. This is a 139 basis point increase over the 0.60% annualized interest rate spread for the quarter ended June 30, 2007 and a 53 basis point increase over the 1.46% annualized interest rate spread for the quarter ended March 31, 2008. For the quarter ended June 30, 2007, the annualized yield on average earning assets was 5.73% and the annualized cost of funds on the average repurchase balance was 5.13%. For the quarter ended March 31, 2008, the annualized yield on average earning assets was 5.64% and the annualized cost of funds on the average repurchase balance was 4.18%. At June 30, 2008, the weighted average yield on assets was 5.27% and the cost of funds, including the effect of interest rate swaps, was 3.40%, which results in an interest rate spread of 1.87%. Leverage at June 30, 2008 was 7.1:1, in comparison to 11.2:1 at June 30, 2007 and 8.1:1 at March 31, 2008.

Fixed-rate securities comprised 69% of the Company’s portfolio at June 30, 2008. The balance of the portfolio was comprised of 23% adjustable-rate mortgages and 8% LIBOR floating-rate collateralized mortgage obligations. At June 30, 2008, the Company had entered into interest rate swaps on a notional amount of $17.7 billion, or 30% of the portfolio. The Company’s swaps are designated as cash flow hedges against the benchmark interest rate risk associated with the Company’s borrowings. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. As of June 30, 2008, all of the Company’s Investment Securities were FNMA, GNMA and FHLMC mortgage-backed securities and Agency debentures, which carry an actual or implied “AAA” rating.

“The persistence of wide spreads in the mortgage market has enabled Annaly to generate compelling returns even as we continue to manage our portfolio conservatively at the low end of our historical leverage levels,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “We believe that our prudent risk management and the consistent deployment of our barbell strategy will position the company to perform through this environment and for the long-term. After taking into account the effect of interest rate swaps, at June 30, 2008 our portfolio of Investment Securities was comprised of 39% fixed-rate, 23% adjustable-rate and 38% floating-rate assets.”

The following table summarizes portfolio information for the Company:

	June 30, 2008	June 30, 2007	March 31, 2008
Leverage at period-end	7.1:1	11.2:1	8.1:1
Fixed-rate investment securities as % of portfolio	69%	76%	69%
Adjustable-rate investment securities as % of portfolio	23%	19%	21%
Floating-rate investment securities as % of portfolio	8%	5%	10%
Notional amount of interest rate swaps as % of portfolio	30%	33%	30%
Annualized yield on average earning assets during the quarter	5.50%	5.73%	5.64%
Annualized cost of funds on average repurchase balance during the quarter	3.51%	5.13%	4.18%
Annualized interest rate spread during the quarter	1.99%	0.60%	1.46%
Weighted average yield on assets at period-end	5.27%	5.71%	5.36%
Weighted average cost of funds at period-end	3.40%	5.10%	3.85%
Interest rate spread at period-end	1.87%	0.61%	1.51%

The Constant Prepayment Rate was 16% during the second quarter of 2008, as compared to 15% during the second quarter of 2007, and 15% during the first quarter of 2008. The weighted average cost basis of the Investment Securities was 100.9 at June 30, 2008. The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended June 30, 2008, June 30, 2007 and March 31, 2008 was $26.6 million, $16.7 million, and $27.5 million, respectively. The total net premium remaining unamortized at June 30, 2008, June 30, 2007 and March 31, 2008 was $500.7 million, $211.4 million, and $383.3 million, respectively.

General and administrative expenses as a percentage of average assets were 0.18%, 0.12% and 0.17% for the quarter ended June 30, 2008, June 30, 2007, and March 31, 2008, respectively. At June 30, 2008, June 30, 2007, and March 31, 2008, the Company had a common stock book value per share of $13.03, $10.52 and $12.95, respectively.

At June 30, 2008, FIDAC, Annaly’s wholly-owned registered investment advisor, had under management approximately $2.7 billion in net assets and $11.8 billion in gross assets, as compared to $2.6 billion in net assets and $15.7 billion in gross assets at June 30, 2007 and $3.2 billion in net assets and $12.7 billion in gross assets at March 31, 2008. For the quarter ended June 30, 2008, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $6.0 million, as compared to $4.5 million for the quarter ended June 30, 2007 and $6.0 million for the quarter ended March 31, 2008.

Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), currently has 538,549,916 shares of common stock outstanding.

The Company will hold the second quarter 2008 earnings conference call on Thursday July 31, 2008 at 10:00 a.m. EST. The number to call is 866-770-7146 for domestic calls and 617-213-8068 for international calls and the pass code is 42402257. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 98762217. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, and risks associated with the investment advisory business of FIDAC, including the removal by FIDAC’s clients of assets FIDAC manages, FIDAC’s regulatory requirements, and competition in the investment advisory business, changes in government regulations affecting our business, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and all subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (dollars in thousands)

	June 30, 2008 (Unaudited)	March 31, 2008 (Unaudited)	December 31, 2007 (1)	September 30, 2007 (Unaudited)	June 30, 2007 (Unaudited)

ASSETS

Cash and cash equivalents	$ 1,462,737	$ 1,549,041	$ 103,960	$ 90,028	$ 91,781
Reverse repurchase agreements	49,964	800,000	-	-	-
Mortgage-Backed Securities, at fair value	58,017,305	56,115,025	52,879,528	44,641,352	38,603,002
Agency debentures, at fair value	731,995	738,837	253,915	249,281	150,507
Available for sale equity securities, at fair value	32,631	44,546	64,754	-	-
Trading securities, at fair value	23,478	1,836	11,675	10,987	12,131
Receivable for Mortgage-Backed Securities sold	824,308	174,413	276,737	516,140	-
Accrued interest and dividends receivable	303,228	287,261	271,996	235,787	197,060
Receivable for advisory and service fees	4,703	4,581	3,598	2,933	2,954
Intangible for customer relationships	7,604	8,840	9,842	10,178	10,513
Goodwill	22,966	22,966	22,966	22,966	22,966
Interest rate swaps, at fair value	-	-	-	-	93,404
Other assets	3,216	4,347	4,543	3,026	3,146

Total assets	$61,484,135	$59,751,693	$53,903,514	$45,782,678	$39,187,464

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$51,839,663	$51,324,007	$46,046,560	$40,140,113	$35,093,856
Payable for Investment Securities purchased	1,405,109	828,235	1,677,131	1,169,324	744,027
Trading securities sold, not yet purchased, at fair value	48,718	37,268	32,835	26,823	37,734
Accrued interest payable	154,615	172,575	257,608	148,462	104,456
Dividends payable	296,201	224,823	136,618	85,932	64,652
Accounts payable and other liabilities	36,625	20,123	36,688	25,237	14,520
Interest rate swaps, at fair value	400,998	789,859	398,096	142,061	838
Total liabilities	54,181,929	53,396,890	48,585,536	41,737,952	36,060,083

Minority interest in equity of consolidated affiliate	-	-	1,574	1,329	5,623

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 4,496,525, 4,597,550, 4,600,000, 4,600,000, and 4,600,000 shares issued and outstanding, respectively	108,957	111,405	111,466	111,466	111,466

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, 7,412,500 shares issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock: par value $.01 per share; 987,987,500 authorized 538,546,666, 468,380,797, 401,822,703, 330,509,203, and 269,385,348 issued and outstanding, respectively	5,385	4,684	4,018	3,305	2,694
Additional paid-in capital	7,592,161	6,506,494	5,297,922	4,270,330	3,447,964
Accumulated other comprehensive loss	(478,791)	(335,814)	(152,197)	(385,960)	(467,640)
Accumulated deficit	(102,594)	(109,054)	(121,893)	(132,832)	(149,814)

Total stockholders’ equity	7,193,249	6,243,398	5,204,938	3,931,931	3,010,292

Total liabilities, minority interest, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$61,484,135	$59,751,693	$53,903,514	$45,782,678	$39,187,464

(1) Derived from the audited consolidated financial statements at December 31, 2007.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED) (dollars in thousands, except per share data)

	For the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Interest income	$773,359	$791,128	$720,925	$628,696	$556,262

Interest expense	442,251	537,606	558,435	519,118	468,748

Net interest income	331,108	253,522	162,490	109,578	87,514

Other income
Investment advisory and service fees	6,406	6,598	5,636	5,464	5,366
Gain on sale of Mortgage-Backed Securities	2,830	9,417	1,829	3,795	7,293
Gain on termination of interest rate swaps	-	-	-	2,029	-
Income from trading securities	2,180	1,854	7,187	8,288	243
Dividend income from available-for-sale equity securities	580	941	91	-	-
Loss on other-than-temporarily impaired securities	-	-	-	-	(698)
Total other income	11,996	18,810	14,743	19,576	12,204

Expenses
Distribution fees	370	633	782	1,100	861
General and administrative expenses	27,215	23,995	20,174	17,334	12,272
Total expenses	27,585	24,628	20,956	18,434	13,133

Income before income taxes and minority interest	315,519	247,704	156,277	110,720	86,585

Income taxes	7,527	4,610	3,100	2,327	839

Income before minority interest	307,992	243,094	153,177	108,393	85,746

Minority interest	-	58	245	106	13

Net income	307,992	243,036	152,932	108,287	85,733

Dividend on preferred stock	5,334	5,373	5,374	5,373	5,373

Net income available to common shareholders	$302,658	$237,663	$147,558	$102,914	$80,360

Net income available per share to common shareholders:
Basic	$0.60	$0.54	$0.38	$0.33	$0.30
Diluted	$0.59	$0.53	$0.37	$0.32	$0.30

Weighted average number of common shares outstanding:
Basic	503,758,079	443,812,432	389,410,812	315,969,814	264,990,422
Diluted	512,678,975	452,967,457	398,247,632	324,614,534	273,578,836

Net income	$307,992	$243,036	$152,932	$108,287	$85,733
Other comprehensive income (loss):
Unrealized (loss) gain on available-for-sale securities	(529,008)	217,563	491,626	320,102	(535,413)
Unrealized gain (loss) on interest rate swaps	388,861	(391,763)	(256,034)	(232,598)	134,408
Reclassification adjustment for gains included in net income	(2,830)	(9,417)	(1,829)	(5,824)	(6,595)
Other comprehensive (loss) income	(142,977)	(183,617)	233,763	81,680	(407,600)
Comprehensive income (loss)	$165,015	$ 59,419	$386,695	$189,967	($321,867)

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED) (dollars in thousands, except per share data)

	For the six months ended
	June 30, 2008	June 30, 2007
Interest income	$1,564,487	$1,005,826

Interest expense	979,857	848,912

Net interest income	584,630	156,914

Other income
Investment advisory and service fees	13,004	10,928
Gain on sale of Mortgage-Backed Securities	12,247	13,438
Gain on termination of interest rate swaps	-	67
Income from trading securities	4,034	3,672
Dividend income from available-for-sale equity securities	1,521	-
Loss on other-than-temporarily impaired securities	-	(1,189)
Total other income	30,806	26,916

Expenses
Distribution fees	1,003	1,765
General and administrative expenses	51,210	25,158
Total expenses	52,213	26,923

Income before income taxes and minority interest	563,223	156,907

Income taxes	12,137	3,443

Income before minority interest	551,086	153,464

Minority interest	58	299

Net income	551,028	153,165

Dividend on preferred stock	10,707	10,746

Net income available to common shareholders	$540,321	$142,419

Net income available per share to common shareholders:
Basic	$1.14	$0.59
Diluted	$1.13	$0.58

Weighted average number of common shares outstanding:
Basic	473,785,256	241,371,530
Diluted	482,813,463	249,924,374

Net income	$551,028	$153,165
Other comprehensive loss:
Unrealized (loss) gain on available-for-sale securities	(311,445)	(489,465)
Unrealized (loss) gain on interest rate swaps	(2,902)	110,253
Reclassification adjustment for gains included in net income	(12,247)	(12,316)
Other comprehensive loss	(326,594)	(391,528)
Comprehensive income (loss)	$224,434	($238,363)

CONTACT:
Annaly Capital Management, Inc.
Investor Relations, 1-(888)8Annaly
www.annaly.com